Exhibit 10.1

THIRD SUPPLEMENTAL INDENTURE

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of December 4, 2013, among Chemical Specialists and Development, LLC, a Delaware limited liability company (“Chemical Specialists”), Startex Chemical, LLC, a Delaware limited liability company (“Startex”), and Startex Distribution West, LLC, a Delaware limited liability company (“Startex West”, and, together with Chemical Specialists and Startex, the “New Guarantors”, each, a subsidiary of Nexeo Solutions, LLC, a Delaware limited liability company (the “Issuer”)), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and Nexeo Solutions Finance Corporation, a Delaware corporation (the “Co-Issuer”, and, together with the Issuer, the “Issuers”), have heretofore executed and delivered to the Trustee a Senior Subordinated Notes Indenture, dated as of March 9, 2011, providing for the issuance of an unlimited aggregate principal amount of 8.375% Senior Subordinated Notes due 2018 (as supplemented by the Supplemental Indenture, dated as of March 31, 2011, among the Issuers, the Guarantors party thereto and the Trustee and as further supplemented by the Second Supplemental Indenture, dated as of August 7, 2013 between the Issuers, the Guarantors party thereto and the Trustee, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)                                 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Agreement to Guarantee. Each New Guarantor hereby agrees as follows:

(a)                                 Along with all other Guarantors named in the Indenture (including pursuant to any supplemental indentures), to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

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(i)                                     the principal of and interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors and each New Guarantor shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b)                                 The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)                                  Each New Guarantor hereby waives: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d)                                 This Guarantee shall not be discharged except by full payment of the obligations contained in the Notes, the Indenture and this Supplemental Indenture. Each New Guarantor accepts all obligations applicable to a Guarantor under the Indenture, including Article 10 of the Indenture (which is deemed incorporated in this Supplemental Indenture and applicable to this Guarantee). Each New Guarantor acknowledges that by executing this Supplemental Indenture, it shall become a Guarantor under the Indenture and subject to all the terms and conditions applicable to Guarantors contained therein.

(e)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including each New Guarantor), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)                                   No New Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)                                  As between each New Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each New Guarantor for the purpose of this Guarantee.

(h)                                 Each New Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i)                                     Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, or similar limitation, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee of each New Guarantor shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Guarantee shall not constitute a fraudulent transfer or conveyance, or similar limitation.

(j)                                    This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)                                 In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)                                     The obligations of any New Guarantor are subordinated in right of payment, to the extent and in the manner provided in Article 13 of the Indenture, to the prior payment in full of all existing and future Senior Indebtedness of such New Guarantor.

(m)                             Each payment to be made by each New Guarantor in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)                                 Execution and Delivery. Each New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)                                 Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                 Except as otherwise provided in Section 5.01(d) of the Indenture, each New Guarantor shall not consolidate, amalgamate or merge with or into or wind up into (whether or not such New Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     (A) such New Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such New Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the jurisdiction of organization of such New Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving New Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(B)                               the Successor Person, if other than such New Guarantor, expressly assumes all the obligations of such New Guarantor under the Indenture and such New Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in a form reasonably acceptable to the Trustee;

(C)                               immediately after such transaction, no Default exists; and

(D)                               the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii)                                  the transaction is made in compliance with Section 4.10 of the Indenture.

(b)                                 Subject to certain limitations described in the Indenture, the Successor Person shall succeed to, and be substituted for, such New Guarantor under the Indenture and the New Guarantor’s Guarantee. Notwithstanding the foregoing, such New Guarantor may (i) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of Holdings solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

(5)                                 Releases. The Guarantee of each New Guarantor shall be automatically and unconditionally released and discharged, and no further action by such New Guarantor, the Issuer or the Trustee is required for the release of such New Guarantor’s Guarantee, upon:

(a)                                 (i) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation or otherwise) of (i) the Capital Stock of such New Guarantor, after which the applicable New Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such New Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of this Indenture;

(ii)                                  the release or discharge of the guarantee by such New Guarantor of the guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such New Guarantor would then be required to provide a Guarantee pursuant to Section 4.15 in the Indenture);

(iii)                               the designation of any Restricted Subsidiary that is a New Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(iv)                              the exercise by the Issuers of their Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the satisfaction and discharge of the Issuers’ obligations under this Indenture in accordance with the terms of the Indenture; and

(b)                                 such New Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(6)                                 No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of any New Guarantor (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors (including each New Guarantor) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7)                                 Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8)                                 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(9)                                 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10)                          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

(11)                          Subrogation. Each New Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by such New Guarantor pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such New Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

(12)                          Benefits Acknowledged. Each New Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13)                          Successors. All agreements of each New Guarantor in this Supplemental Indenture shall bind its Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NEW GUARANTORS:

CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

STARTEX CHEMICAL, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

STARTEX DISTRIBUTION WEST, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Deli Colli
Name: Raymond Deli Colli
Title: Vice President

[Signature Page to Third Supplemental Indenture]